EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-56477); S-3 (No. 333-58087); S-8 (No. 333-50251); S-3 (No.
333-50033);  S-3 (No. 333-83065);  and S-8 (No. 333-89995) of Jack of All Games,
Inc. of our report dated February 26,1998 relating to the December 31, 1997 financial statements which appear in this Form 10-K.


/s/ Aronowitz, Chaiken & Hardesty, LLP


Cincinnati, Ohio
January 26, 2000